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                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS




       We consent to the reference to our firm under the caption "Experts" and the use of our report dated April 3, 1998 with respect to the combined financial statements and schedule of Horizon Group Properties, Inc., included in Amendment No. 1 to the Registration Statement (Form S-4) of Sky Merger Corp. and the related Joint Proxy Statement/Prospectus/Information Statement, and to the incorporation by reference therein of our report dated March 13, 1998 (except for the second paragraph of Note 3 and the fourth and fifth paragraphs of Note 4, as to which the date is April 1, 1998) with respect to the consolidated financial statements and schedule of Horizon Group, Inc., included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP
                                           ----------------------
                                             Ernst & Young LLP

Chicago, Illinois
May 7, 1998